Exhibit 99.1

NEUROBIOLOGICAL TECHNOLOGIES, INC.

CONTACT:           Paul E. Freiman,

President & CEO

Neurobiological Technologies, Inc.

(510) 262-1730

Cheryl Schneider, VP - Investor Relations

Porter, Le Vay & Rose, Inc. - (212) 564-4700

NEUROBIOLOGICAL TECHNOLOGIES ANNOUNCES MANUFACTURING

COLLABORATIONS FOR VIPRINEX™ (ANCROD) WITH NORDMARK AND BAXTER

Richmond, California – June 27, 2005 - Neurobiological Technologies, Inc. (NTI) (NASDAQ: NTII) today announced agreements with Nordmark Arzneimittel GmbH & Co KG (Nordmark) and Baxter Pharmaceutical Solutions, LLC (Baxter) to manufacture, fill and package Viprinex™ (ancrod) for NTI’s Phase III clinical trials in acute ischemic stroke. Nordmark will manufacture the biological active ingredient, ancrod, which is derived from the venom of the Malayan pit viper (Ancistrodon rhodostoma). Key members of the Nordmark team produced the product while employed by the former Knoll AG, the previous manufacturer of ancrod.

Baxter will aseptically fill and package the drug product, Viprinex, into its finished form, along with the corresponding placebo. The Phase III clinical trials are scheduled to start in the third quarter of this year.

Stephen J. Petti, Vice President of Product Development, stated, “We are fortunate to work with Nordmark, as some of their key personnel have successfully produced this product while employed by Knoll AG. This experience has allowed us to move efficiently through the learning curve. Baxter is well known for its fill and packaging capabilities and we are delighted to work with their seasoned professionals. Nordmark and Baxter are key team members of our development process, as we prepare for the Phase III trials.”

About Neurobiological Technologies, Inc.

Neurobiological Technologies, Inc. is a biotechnology company engaged in the business of acquiring and developing central nervous system related drug candidates. The company is focused on therapies for neurological conditions that occur in connection with dementia, Alzheimer’s disease, ischemic stroke, neuropathic pain, and brain cancer.

About Nordmark Arzneimittel GmbH & Co KG

Nordmark, founded in 1927 and located near Hamburg, Germany, bases its business on the production of biologics and pharmaceuticals. In 1968 BASF AG acquired Nordmark and transferred its shares to Knoll AG in 1983. Since 2001, Nordmark is again an independent private company run as Nordmark Arzneimittel GmbH & Co KG. With its 75 years of tradition, Nordmark is a solid middle-sized company with about 420 employees and sales of EUR 58 Mio(2004).

Nordmark’s focus is on production of biological active ingredients and pharmaceutical drugs, which are sold worldwide. Biological active ingredients are purified from animal or plant origin, as well as from bacterial organisms or mammalian cell culture. Nordmark is specialized in biotech business and has experience in biotechnological production more than 10 years.

About Baxter Pharmaceutical Solutions, LLC

Baxter Pharmaceutical Solutions, LLC is a fully integrated contract service business with state-of-the-art facilities in Bloomington, Indiana. Manufacturing on both clinical and commercial scales, Baxter produces human and veterinary products encompassing small molecule, biologic, vaccine, and protein pharmaceuticals. It also provides a variety of sterile product dosage forms, including solutions suspensions, emulsions and freeze-dried powders.

Baxter offers a complete line of production services, which encompasses labeling and packaging products including commercial and double-blinded clinical labeling and packaging. Baxter also provides analytical and microbiological services, validation, and regulatory assistance. In addition, its pharmaceutical research and development services include preformulation studies, formulation development, process development, analytical development, and method validation.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including volatility in our stock price, our ability to develop and meet regulatory requirements for Viprinex and other risks detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ materially from those projected. These forward-looking statements represent our judgment as of the date of the release. We disclaim, however, any intent or obligation to update these forward-looking statements.

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